LEEF BRANDS

Source: *LEEF Brands Inc.*

April 28, 2026 08:30 ET

LEEF Brands Announces First Quarter 2026 Earnings Conference Call and Closing of Himalaya Acquisition

VANCOUVER, British Columbia, April 28, 2026 (GLOBE NEWSWIRE) -- LEEF Brands, Inc. (CSE: LEEF) (OTCQB: LEEEF), a rapidly growing cannabis company, today announced that it will release its financial results for the first quarter ended March 31, 2026, after the market close on Wednesday, May 6, 2026.

The Company will host a conference call to discuss the results at 5:00 p.m. Eastern Time on the same day. The call will be led by Micah Anderson, Chief Executive Officer, Kevin Wilson, Chief Financial Officer, and Jesse Redmond, Chief Strategy & Investor Relations Officer.

Conference Call Details
Date: Wednesday, May 6, 2026
Time: 5:00 p.m. Eastern Time
Webcast: To listen via webcast, please use the following link: https://edge.media-server.com/mmc/p/cc98s8zk
Replay: A replay will be available using the same link following the call.

In addition, the Company is pleased to announce that it has closed its previously announced acquisition of Standard Holdings, Inc., the parent company of HIMALAYA VAPOR ("HIMALAYA"), a leading California-based cannabis concentrates brand known for its premium, full-spectrum cartridges and natural formulations. The transaction was originally announced on April 16, 2026. Additional details can be found in the Company's prior news release.

Annual General Meeting
LEEF also announced that it will hold its Annual General Meeting of shareholders on June 12, 2026, in Toronto, Ontario. The record date for notice and voting has been set as April 27, 2026. Further details regarding the meeting will be provided in the Company's management information circular.

About LEEF Brands, Inc.
LEEF Brands, Inc. is a leading California and New York-based extraction and manufacturing cannabis company. With a comprehensive supply chain, innovative manufacturing processes, and a dynamic bulk concentrate portfolio, LEEF powers some of the largest cannabis brands in the United States. For more information, visit www.LeefBrands.com.

Forward-Looking Statements
This news release contains certain forward-looking information and forward-looking statements, as defined in applicable securities laws (collectively, "forward-looking statements"), including, but not limited to, statements regarding the anticipated benefits of the acquisition of Standard Holdings, Inc., including expected margin improvements, integration of operations, expansion of distribution, and entry into new markets.

Forward-looking statements reflect current expectations or beliefs regarding future events or the Company's future performance or financial results. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "estimates", "continues", "projects", "intends", "anticipates", "targets" or "believes", or variations of, or the negatives of, such words and phrases or state that certain actions, events or results "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved.

Although the Company believes that the expectations expressed in such statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the statements.

There are certain factors that could cause actual results to differ materially from those in the forward-looking information, including, but not limited to, the risks disclosed in the Company's public filings on the Company's issuer profile on SEDAR+ at www.sedarplus.ca. Accordingly, readers should not place undue reliance on forward-looking statements.

LEEF Brands, Inc.
Per: Jesse Redmond, Chief Strategy & Investor Relations Officer
Phone: +1 (805) 717-9327
Email: ir@leefca.com